Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

                    Ohio                                                                                                                                                                   31-0411980
     (State or other jurisdiction                                                                                                                                   (I.R.S. Employer
      of incorporation or organization)                                                                                                                        Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Address, including zip code, and telephone
number, including area code, of registrant's principal executive offices)

The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan

Deborah P. Majoras, Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒                                                                                                                                                                   Accelerated filer  ☐

Non-accelerated filer    ☐ (Do not check if a smaller reporting company)                                                Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Title of securities to be registered	Amount to be registered 1	Proposed maximum offering price per unit2	Proposed maximum aggregate offering price	Amount of registration fee
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Common Stock (without par value)	635,000	$ 82.90	$ 52,641,500.00	$ 6,780.23

(1)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this registration statement also covers additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends, and similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 12, 2013 within five business days prior to filing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) under the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

1.
The Registrant’s Annual Report on Form 10-K, filed August 8, 2013, for the fiscal year ended June 30, 2013 (which incorporates by reference portions of the Registrant’s definitive Proxy Statement dated August 23, 2013 for the Registrant’s Annual Meeting of Shareholders held on October 8, 2013 and portions of its Annual Report to Shareholders for the year ended June 30, 2013).

2.	The Company’s Quarterly Report on Form 10-Q filed October 25, 2013, for the period ended September 30, 2013.

3.	The Company’s reports on Form 8-K filed on August 13, 2013, August 15, 2013, October 11, 2013, October 28, 2013, November 4, 2013, and November 5.

4.
All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be a part hereof from the dates of filing of such reports and documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or any Prospectus hereunder to the extent that a statement contained in any subsequent Prospectus hereunder or in any document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or any Prospectus hereunder.

Item 4.	DESCRIPTION OF SECURITIES

The Company’s Amended Articles of Incorporation (the “Amended Articles of Incorporation”) authorize the issuance of 10,000,000,000 shares of Common Stock, 600,000,000 shares of Class A Preferred Stock and 200,000,000 shares of Class B Preferred Stock, all of which are without par value (“Common Stock,” “Class A Preferred Stock,” and “Class B Preferred Stock,” respectively).  The holders of Common Stock and Class A Preferred Stock are entitled to one vote per share on each matter submitted to a vote of shareholders.  The holders of Class B Preferred Stock are not entitled to vote other than as provided by law.  The Company’s Board of Directors (the “Board”) is not classified and each member is elected annually.

The holders of Class A Preferred Stock and Class B Preferred Stock have the right to receive dividends prior to the payment of dividends on the Common Stock.  The Board has the power to determine certain terms relative to any Class A Preferred Stock and Class B Preferred Stock to be issued, such as the power to establish different series and to set dividend rates, the dates of payment of dividends, the cumulative dividend rights and dates, redemption rights and prices, sinking fund requirements, restrictions on the issuance of such shares or any series thereof, liquidation price and conversion rights.  Also, the Board may fix such other express terms as may be permitted or required by law.  In the event of any liquidation, dissolution or winding up, the holders of the Common Stock are entitled to receive as a class, pro rata, the residue of the assets after payment of the liquidation price to the holders of Class A Preferred Stock and Class B Preferred Stock.

The Board has determined the terms of shares of Class A Preferred Stock issued as Series A ESOP Convertible Class A Preferred Stock, which can only be held by a trustee or trustees of an employee stock ownership plan or other benefit plan of the Company.  Upon transfer of Series A ESOP Convertible Class A Preferred Stock to any other person, such transferred shares shall be automatically converted into shares of Common Stock.  Each share of Series A ESOP Convertible Class A Preferred Stock has a cumulative dividend of $.5036075 per year and a liquidation price of $6.82 per share (as adjusted for the stock splits on October 20, 1989, May 15, 1992, August 22, 1997 and May 21, 2004, and the Smucker transaction effective June 1, 2002), is redeemable by the Company or the holder, is convertible at the option of the holder into one share of Common Stock and has certain anti-dilution protections associated with the conversion rights.  Appropriate adjustments to dividends and liquidation price will be made to give effect to any future stock splits, stock dividends or similar changes to the Series A ESOP Convertible Class A Preferred Stock.

The Board has also determined the terms of shares of Class A Preferred Stock issued as Series B ESOP Convertible Class A Preferred Stock.  Each share of Series B ESOP Convertible Class A Preferred Stock has a cumulative dividend of $1.022 per year and a liquidation price of $12.96 per share, (as adjusted for the stock splits on August 22, 1997 and May 21, 2004, and the Smucker transaction effective June 1, 2002) is redeemable by the Company or the holder under certain circumstances, is convertible at the option of the holder into one share of Common Stock and has certain anti-dilution protections associated with the conversion rights.  Appropriate adjustments to dividends and liquidation price will be made to give effect to any future stock splits, stock dividends or similar changes to the Series B ESOP Convertible Class A Preferred Stock.

All of the issued shares of Common Stock of the Company are fully paid and non-assessable. Common Stock does not have any conversion rights and is not subject to any redemption provisions.  No holder of shares of any class of the Company’s capital stock has or shall have any right, pre-emptive or other, to subscribe for or to purchase from the Company any of the shares of any class of the Company hereafter issued or sold.  No shares of any class of the Company’s capital stock are subject to any sinking fund provisions or to calls, assessments by, or liabilities of the Company.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the shares of Common Stock offered hereby is being passed upon for the Registrant by Sandra T. Lane, Esq., Senior Counsel, The Procter & Gamble Company, One Procter & Gamble Plaza, Cincinnati, Ohio, 45202.  Ms. Lane is the owner of shares of Common Stock of the Registrant and holds stock options granted under one or more Company plans.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1701.13(E) of the Ohio Revised Code (the "Revised Code") provides as follows:

(E)(1)           A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)           A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a)           Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b)           Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code.`

(3)           To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4)           Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section.  Such determination shall be made as follows:

(a)           By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b)           If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c)           By the shareholders;

(d)           By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)           (a)           Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to Section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i)           Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii)           Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b)           Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6)           The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses  under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision is effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7)           A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.  Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8)           The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section.  Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9)           As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

Section 1701.13 (F)(7) of the Revised Code provides as follows:

(F)           In carrying out the purposes stated in its articles and subject to limitations prescribed by law or in its articles, a corporation may:

(7)           Resist a change or potential change in control of the corporation if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interests of the corporation:

(a)           Upon consideration of the interests of the corporation's shareholders and any of the matters set forth in division (E) of Section 1701.59 of the Revised Code; or

(b)           Because the amount or nature of the indebtedness and other obligations to which the corporation or any successor or the property of either may become subject in connection with the change or potential change in control provides reasonable grounds to believe that, within a reasonable period of time, any of the following would apply:

(i)           The assets of the corporation or any successor would be or become less than its liabilities plus its stated capital, if any;

(ii)           The corporation or any successor would be or become insolvent;

(iii)           Any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the corporation or any successor would be commenced by any person.

(8)           Do all things permitted by law and exercise all authority within the purposes stated in its articles or incidental to its articles.

Section 1701.59 of the Revised Code provides as follows:

(A)           Except where the law, the articles, or the regulations require action to be authorized or taken by shareholders, all of the authority of a corporation shall be exercised by or under the direction of its directors.  For their own government, the directors may adopt bylaws that are not inconsistent with the articles or the regulations.  The selection of a time frame for the achievement of corporate goals shall be the responsibility of the directors.

(B)           A director shall perform the director's duties as a director, including the duties as a member of any committee of the directors upon which the director may serve, in good faith, in a manner the director reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

(C)            In performing a director's duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by any of the following:

(1)           One or more directors, officers, or employees of the corporation who the director reasonably believes are reliable and competent in the matters prepared or presented;

(2)           Counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence;

(3)           A committee of the directors upon which the director does not serve, duly established in accordance with a provision of the articles or the regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

(D)           For purposes of division (B) of this section, the following apply:

(1)           A director shall not be found to have violated the director's duties under division (B) of this section unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner the director reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances, in any action brought against a director, including actions involving or affecting any of the following:

(a)           A change or potential change in control of the corporation, including a determination to resist a change or potential change in control made pursuant to division (F)(7) of Section 1701.13 of the Revised Code;

(b)           A termination or potential termination of the director's service to the corporation as a director;

(c)           The director's service in any other position or relationship with the corporation.

(2)           A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause reliance on information, opinions, reports, or statements that are prepared or presented by the persons described in divisions (C)(1) to (3) of this section to be unwarranted.

(3)           Nothing contained in this division limits relief available under Section 1701.60 of the Revised Code.

(E)           A director shall be liable in damages for any action that the director takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation.  Nothing contained in this division affects the liability of directors under Section 1701.95 of the Revised Code or limits relief available under Section 1701.60 of the Revised Code.  This division does not apply if, and only to the extent that, at the time of a director's act or omission that is the subject of complaint, the articles or the regulations of the corporation state by specific reference to this division that the provisions of this division do not apply to the corporation.

(F)           For purposes of this section, a director, in determining what the director reasonably believes to be in the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in the director's discretion, may consider any of the following:

(1)           The interests of the corporation's employees, suppliers, creditors, and customers;

(2)           The economy of the state and nation;

(3)           Community and societal considerations;

(4)           The long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

(G)           Nothing contained in division (D) or (E) of this section affects the duties of either of the following:

(1)           A director who acts in any capacity other than the director's capacity as a director;

(2)           A director of a corporation that does not have issued and outstanding shares that are listed on a national securities exchange or are regularly quoted in an over-the-counter market by one or more members of a national or affiliated securities association, who votes for or assents to any action taken by the directors of the corporation that, in connection with a change in control of the corporation, directly results in the holder or holders of a majority of the outstanding shares of the corporation receiving a greater consideration for their shares than other shareholders.

Section 1701.95 of the Revised Code provides as follows:

(A)           (1)           In addition to any other liabilities imposed by law upon directors of a corporation and except as provided in division (B) of this section, directors shall be jointly and severally liable to the corporation as provided in division (A)(2) of this section if they vote for or assent to any of the following:

(a) The payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation's own shares, contrary in any such case to law or the articles;

(b)  A distribution of assets to shareholders during the winding up of the affairs of the corporation, on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment;

(c)  The making of a loan, other than in the usual course of business, to an officer, director, or shareholder of the corporation, other than in either of the following cases:

(i)           In the case of a savings and loan association or of a corporation engaged in banking or in the making of loans generally;

(ii)           At the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and, taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation.

(2)           (a)           In cases under division (A)(1)(a) of this section, directors shall be jointly and severally liable up to the amount of the dividend, distribution, or other payment, in excess of the amount that could have been paid or distributed without violation of law or the articles but not in excess of the amount that would inure to the benefit of the creditors of the corporation if it was insolvent at the time of the payment or distribution or there was reasonable ground to believe that by that action it would be rendered insolvent, plus the amount that was paid or distributed to holders of shares of any class in violation of the rights of holders of shares of any other class.

(b)           In cases under division (A)(1)(b) of this section, directors shall be jointly and severally liable to the extent that the obligations of the corporation that are not otherwise barred by statute are not paid or for the payment of which adequate provision has not been made.

(c)           In cases under division (A)(1)(c) of this section, directors shall be jointly and severally liable for the amount of the loan with interest on it at the rate specified in Section 1343.03 of the Revised Code until the amount has been paid.

(B)           (1) A director is not liable under division (A)(1)(a) or (b) of this section if, in determining the amount available for any dividend, purchase, redemption, or distribution to shareholders, the director in good faith relied on a financial statement of the corporation prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants, the director in good faith considered the assets to be of their book value, or the director followed what the director believed to be sound accounting and business practice.

(2)           A director is not liable under division (A)(1)(c) of this section for making any loan to, or guaranteeing any loan to or other obligation of, an employee stock ownership plan, as defined in Section 4975(e)(7) of the Internal Revenue Code.

(C)           A director who is present at a meeting of the directors or a committee of the directors at which action on any matter is authorized or taken and who has not voted for or against the action shall be presumed to have voted for the action unless that director's written dissent from the action is filed, either during the meeting or within a reasonable time after the adjournment of the meeting, with the person acting as secretary of the meeting or with the secretary of the corporation.

(D)           A shareholder who knowingly receives any dividend, distribution, or payment made contrary to law or the articles shall be liable to the corporation for the amount received by that shareholder that is in excess of the amount that could have been paid or distributed without violation of law or the articles.

(E)           A director against whom a claim is asserted under or pursuant to this section and who is held liable on the claim shall be entitled to contribution, on equitable principles, from other directors who also are liable.  In addition, any director against whom a claim is asserted under or pursuant to this section or who is held liable shall have a right of contribution from the shareholders who knowingly received any dividend, distribution, or payment made contrary to law or the articles, and those shareholders as among themselves also shall be entitled to contribution in proportion to the amounts received by them respectively.

(F)           No action shall be brought by or on behalf of a corporation upon any cause of action arising under division (A)(1)(a) or (b) of this section at any time after two years from the day on which the violation occurs.

(G)           Nothing contained in this section shall preclude a creditor whose claim is unpaid from exercising the rights that that creditor otherwise would have by law to enforce that creditor's claim against assets of the corporation paid or distributed to shareholders.

(H)           The failure of a corporation to observe corporate formalities relating to meetings of directors or shareholders in connection with the management of the corporation's affairs shall not be considered a factor tending to establish that the shareholders have personal liability for corporate obligations.

Article V of the Company's Regulations provides as follows:

  SECTION 1.  Indemnity.  The Company shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she (a) is or was a Director, officer or employee of the Company, (b) is or was serving at the request of the Company or its subsidiaries as a director, trustee, officer, partner, managing member or position of similar capacity of a Company subsidiary or another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise (whether domestic or foreign, nonprofit or for profit) or (c) is or was providing to third party organizations volunteer services that were duly authorized in accordance with the Company’s process for approval of such activities, against all liabilities and expenses actually and reasonably incurred by or imposed on him or her in connection with, or arising out of, any such claim, action, suit or proceeding.

SECTION  2.  Liabilities and Expenses.  As used in this Article V, the terms “liabilit(y)(ies)” and “expense(s)” include but are not limited to liabilities, expenses, attorneys’ fees and disbursements, costs, judgments, fines, penalties and amounts paid in settlement.

SECTION 3.  Indemnification Requirements.  Notwithstanding anything to the contrary in this Article V, no person seeking indemnification shall receive indemnification pursuant to this Article V if he or she (a) failed to act in good faith, in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and its subsidiaries, (b) acted or failed to act, in either case, with deliberate intent to cause injury to the Company or its subsidiaries or with reckless disregard for the best interests of the Company or its subsidiaries, or (c) knowingly engaged in criminal activity.

SECTION 4.  Indemnification Right Limitations.  A determination that a person acted or failed to act in the ways described in clauses (a), (b) or (c) of Section 3 shall be made only if: (i) in cases of an adjudication on the merits, it is determined by any court of competent jurisdiction; or (ii) in cases of settlement or compromise involving a Director or officer of the Company, the Board of Directors of the Company (excluding any Directors affected by self interest), makes a determination to that effect ; or (iii) in cases of settlement or compromise involving an employee of the Company or its subsidiaries (who is not a Director or officer of the Company)), the Chief Legal Officer and Chief Human Resource Officer, or other Board designee, make a determination to that effect.

SECTION 5.  Excluded Costs and Other Sources.  Indemnification under this Article V shall not include reimbursement of any amounts paid or payable to the Company or its subsidiaries by the person entitled to indemnification under this Article V.  Any indemnification or advancement provided pursuant to the rights granted under Section 1(b) and Section 1(c) of this Article V, shall be (i) secondary to any indemnification, insurance coverage or advancement from any such third party, and (ii) reduced by any amount such individual may collect as indemnification, insurance coverage or advancement from any third party including, but not limited to, pursuant to an insurance policy, indemnification agreement or statutory right.

SECTION 6.  Advances.  To the extent permitted by applicable law, liabilities and expenses incurred by a person subject to this Article V in defending or investigating a claim, action, suit, or proceeding referenced in Section 1 of this Article V shall be paid by the Company in advance of the final disposition of such matter upon receipt of a written undertaking by or on behalf of such person to (i) repay any such amounts unless it is ultimately determined that such person is entitled to indemnification under this Article V and (ii) reasonably cooperate with the Company, its subsidiaries, or third party organizations for which such person performed volunteer services,  concerning the action, suit or proceeding.

SECTION 7.  Non-Exclusive Right. The right of indemnification provided for in this Article V shall not be exclusive of other rights to which any person entitled to indemnification under this Article V may be entitled as a matter of law.

SECTION 8.  Survival and Successors.  The right of indemnification provided for in this Article V shall continue as to a person who has ceased to be a Director, officer or employee of the Company or its subsidiaries.  The right of indemnification provided for in this Article V shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Article V.

SECTION 9.  Impairment of Indemnification Right. No amendment, modification, termination or repeal of this Article V, nor, to the fullest extent permitted by law, any modification of law, shall adversely affect the rights to indemnification or advancement of expenses granted under this Article V with respect to any actions, omission, transactions or facts occurring prior to the final adoption of such amendment, modification, termination or repeal.

Insurance Policies

The Company's Directors, officers and certain other key employees of the Company are insured by directors and officers liability insurance policies.  The Company pays the premiums for this insurance.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.	EXHIBITS

EXHIBIT NO.                                                      DESCRIPTION

5	Opinion of Counsel

23-1	Consent of Deloitte & Touche LLP

23-3	Consent of Sandra T. Lane, Esq., is contained in her opinion filed as Exhibit 5

24	Power of Attorney

99	The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan (“Plan”)

The registrant has submitted or will submit the Plan and any amendments thereto, as required, to the Internal Revenue Service (the “IRS”) in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.	UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 10, 2013.

THE PROCTER & GAMBLE COMPANY

By:  /s/ A.G. Lafley
           A.G. Lafley
Chairman of the Board, President
and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 10, 2013.

Signature                                                                                                Title

/s/ A.G. Lafley	Chairman of the Board, President and Chief Executive
A.G. Lafley                                                                           Officer (Principal Executive Officer)

/s/ Jon R. Moeller	Chief Financial Officer (Principal Financial Officer)
Jon R. Moeller

/s/ Valarie L. Sheppard	Senior Vice President, Comptroller and Treasurer
Valarie L. Sheppard	(Principal Accounting Officer)

/s/ Angela F. Braly	Director
Angela F. Braly

/s/ Kenneth I. Chenault	Director
Kenneth I. Chenault

/s/ Scott D. Cook	Director
Scott D. Cook

/s/ Susan Desmond-Hellmann	Director
Susan Desmond-Hellmann

/s/ Terry J. Lundgren	Director
Terry J. Lundgren

/s/ W. James McNerney, Jr.	Director
W. James McNerney, Jr.

/s/ Mary Agnes Wilderotter	Director
Mary Agnes Wilderotter

/s/ Patricia A. Woertz	Director
Patricia A. Woertz

/s/ Ernesto Zedillo	Director
Ernesto Zedillo

By: _/s/ Deborah P. Majoras
       * Deborah P. Majoras as Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NO.                                           DESCRIPTION

5	Opinion of Counsel

23-1	Consent of Deloitte & Touche LLP

23-2	Consent of Sandra T. Lane, Esq., is contained in her opinion filed as
Exhibit 5

24	Power of Attorney

99	The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan